UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2019/May 8, 2019

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UFS	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 8, 2019, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of nine Directors to serve for a term of one year that will expire at the Corporation’s 2020 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	53,022,274	457,269	26,823	2,208,200
ROBERT E. APPLE	53,457,687	21,838	26,841	2,208,200
DAVID J. ILLINGWORTH	53,450,455	28,284	27,627	2,208,200
BRIAN M. LEVITT	50,173,525	3,305,600	27,241	2,208,200
DAVID G. MAFFUCCI	53,455,458	23,827	27,081	2,208,200
PAMELA B. STROBEL	50,739,529	2,741,344	25,493	2,208,200
DENIS TURCOTTE	50,671,799	2,806,438	28,129	2,208,200
JOHN D. WILLIAMS	53,325,732	153,724	26,910	2,208,200
MARY A. WINSTON	53,452,081	29,682	24,603	2,208,200

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
51,079,131	2,373,055	54,180

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2019 fiscal year.

For	Against	Abstain
54,758,702	923,453	32,411

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date: May 13, 2019

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